SCHEDULE 14A
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12
                   Gold Banc Corporation, Inc.
        (Name of Registrant as Specified In Its Charter)
   ___________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee  computed on table below per Exchange Act  Rules  14a-
     6(i)(4) and 0-11.
         1)Title of each class of securities to which transaction
         applies:
         _____________________________________________________________
         2)Aggregate number of securities to which transaction
         applies:
         _____________________________________________________________
         3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________
         4)Proposed maximum aggregate value of transaction:
         _____________________________________________________________
         5)Total fees paid:
         _____________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)Amount Previously Paid:
         _____________________________________________________________
         2)Form, Schedule or Registration Statement No.:
         _____________________________________________________________
         3)Filing Party:
         _____________________________________________________________
         4)Date Filed:
         _____________________________________________________________

                              [LOGO]

                   GOLD BANC CORPORATION, INC.

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD APRIL 26, 2000

     THE ANNUAL MEETING OF STOCKHOLDERS OF GOLD BANC CORPORATION,
INC. (THE "COMPANY") WILL BE HELD IN PAVILION I AT THE FAIRMONT,
401 WARD PARKWAY, COUNTRY CLUB PLAZA, KANSAS CITY, MISSOURI, ON
APRIL 26, 2000, AT 10:00 A.M. LOCAL TIME FOR THE FOLLOWING
PURPOSES:

     1. To elect two Class I Directors to serve for a term of three years.

     2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the 1999 fiscal year.

     3.   To increase the number of shares held by the 1996
          Equity Compensation Plan.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 22, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING, WE WILL BE GLAD TO CANCEL YOUR PROXY SO THAT YOU MAY VOTE IN PERSON. WE LOOK FORWARD TO SEEING YOU AT THE MEETING.

                              By Order of the Board of Directors,



                              /s/ Keith E. Bouchey
                              Keith E. Bouchey
                              Corporate Secretary

Leawood, Kansas
April 3, 2000

                   GOLD BANC CORPORATION, INC.
                        11301 NALL AVENUE
                      LEAWOOD, KANSAS 66211

                         PROXY STATEMENT
                               FOR
                 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD APRIL 26, 2000

                       GENERAL INFORMATION

     This proxy statement is being furnished on or about April 7, 2000 in connection with the solicitation of proxies by the Board of Directors of Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in Pavilion I at the Fairmont, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri, at 10:00 a.m. on Wednesday, April 26, 2000. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, the Company's Board of Directors is soliciting proxies. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

     The enclosed proxy may be revoked at any time before it is voted by (a) so notifying the Secretary of the Company, (b) exercising a proxy of a later date and delivering such later proxy to the Corporate Secretary of the Company prior to the Annual Meeting or (c) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     Employees of the Company and its affiliates who participate in either the Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust or the Gold Banc Corporation, Inc. Employee's 401(k) Plan may vote shares of common stock of the Company credited to their account by instructing The Trust Company of St. Joseph, Missouri, the trustee of the plans. The proxy card will serve as the instruction card. The trustees of each plan will vote such shares in accordance with duly executed instructions received by April 21, 2000. The trustee at its discretion will vote shares credited to a participant's account for which no instructions are received. Each participant may revoke previously given voting instructions by filing with the trustee a written notice to that effect by April 21, 2000.

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail; however, certain officers of the Company may also solicit proxies by telephone, internet, facsimile or personal interview. Such cost may also include ordinary charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners.

     On March 22, 2000, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote approximately 38,087,316 shares of common stock, par value $1.00 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote.

   CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth information as of February 28, 2000 concerning the shares of Common Stock beneficially owned by (a) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock,
(b) each of the directors of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

NAME AND ADDRESS OF      NUMBER OF SHARES   PERCENTAGE OF SHARES
BENEFICIAL OWNER         BENEFICIALLY       BENEFICIALLY OWNED
                         OWNED

Michael W. Gullion <F1>      1,900,403      10.87%
11301 Nall Avenue
Leawood, Kansas  66221

William R. Hagman, Jr.         857,107       4.90%
<F2>
224 Via Napoli
Naples, Florida  34101

William Wallman <F3>           446,302       2.55%

William F. Wright <F3>         322,520       1.85%

Allen D. Petersen <F3>         311,156       1.78%
<F4>

Keith E. Bouchey <F5>          94,700        <F*>

Malcolm M. Aslin <F6>           3,189        <F*>

Joseph F. Smith <F7>            3,000        <F*>

Directors and executive      3,938,377      22.53%
officers as a group (8
   persons)
_______________________
[FN]
<F*> Less than 1%.

<F1> Includes: (a) 1,057,478 shares for which Mr. Wallman, Mr.
     Petersen, Mr. Wright or The Lifeboat Foundation are the record owners and that are subject to the terms of agreements granting Mr. Gullion voting control over such shares; (b) 1,422 shares owned by Mr. Gullion's wife, as custodian for their children under the Kansas Uniform Transfers to Minors Act; (c) 711 shares owned by Mr. Gullion's child; and (d) 175,000 shares that can be acquired pursuant to options.

<F2> Includes: (a) the following record owners that are subject to the terms of proxies granting Mr. Hagman the right to vote the shares: 130,982 shares owned by Dorothy F. Hagman, Trustee u/t/a 9/13/82; 1,000 shares owned by Phyllis Estrada, Trustee u/t/a 9/3/82; 176,474 shares owned by John
     R. Hagman, Trustee u/t/a 12/19/97; 72,825 shares owned by Susan G. Hagman, Trustee u/t/a 12/19/97; 125,000 shares owned by Sharon R. Redmond and Richard I. Redmond, JTWROS; 10,000 shares owned by Hagman Associates, L.P., of which Mr. Hagman is Managing Partner; 2,360 shares owned by H&H Investment Partnership, of which Mr. Hagman is a partner; 100,001 shares owned by the Hagman Family Irrevocable Trust #1, of which Mr. Hagman is co-trustee; and 117,649 shares owned by the Hagman Family Irrevocable Trust #2, of which Mr. Hagman is co-trustee; (b) 118,316 shares owned by William R. Hagman, Jr., Trustee u/t/a 12/19/86; and (c) 2,500 shares that may be acquired pursuant to options.

<F3> Subject to the terms of an agreement granting Mr. Gullion voting control over such shares; includes 7,500 shares that may be acquired pursuant to options.

<F4> 303,656 of these shares are owned by The Lifeboat
     Foundation. Mr. Petersen is one of three directors of The Lifeboat Foundation. The Lifeboat Foundation has granted Mr. Gullion an irrevocable proxy to vote each of these shares. Mr. Petersen disclaims beneficial ownership of the shares owned by The Lifeboat Foundation.

<F5> Includes: (a) 30,000 shares held in the name of Holyrood
     Bancshares, Inc., of which Mr. Bouchey is a director, officer and stockholder; (b) 1,200 shares owned by children of Mr. Bouchey; and (c) 52,500 shares that may be acquired pursuant to options.

<F6> Includes 2,500 shares that may be acquired pursuant to
     options.

<F7> Includes: (a) 500 shares owned by a trust in which Mr. Smith is the beneficiary, and (b) 2,500 shares that may be acquired pursuant to options.

     Mr. Gullion has entered into an agreement, as amended, with Mr. Wallman pursuant to which Mr. Wallman has granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wallman. The agreement also grants to Mr. Gullion: (a) a 180-day first right of refusal in the event Mr. Wallman receives a bona fide offer from a third party to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares; and (b) in the event Mr. Wallman dies, a 180-day option to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares. This agreement terminates on the earlier to occur of: (a) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or (b) six months after Mr. Wallman's death.

     Mr. Gullion has also entered into an agreement, as amended, with Mr. Wright, Mr. Petersen and The Lifeboat Foundation pursuant to which Mr. Wright, Mr. Petersen and The Lifeboat Foundation have granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wright, Mr. Petersen or The Lifeboat Foundation. Such proxy continues until the earlier of: (a) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or
(b) termination of the agreement as described below. The agreement grants to Mr. Gullion a 90-day first right of refusal in the event either Mr. Wright, Mr. Petersen or The Lifeboat Foundation receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by such individual or by certain permitted transferees to whom such individual may transfer shares. The agreement also grants to Mr. Wright and Mr. Petersen a 90-day first right of refusal in the event Mr. Gullion receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by Mr. Gullion or certain permitted transferees to whom Mr. Gullion may transfer shares. The agreement terminates in 2006.

                      ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. Two Class I directors are to be elected at the Annual Meeting. The proxies named in the accompanying proxy intend to vote for the election of William F. Wright and Malcolm M. Aslin. In the event Messrs. Wright and Aslin should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The three nominees for election as Class I directors who receive the greatest number of votes cast for election of directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.

Information Concerning Nominees

     The following table sets forth information about the nominees to the Board of Directors.

CLASS I - TERM EXPIRING 2000

                         PRINCIPAL OCCUPATION AND
NAME               AGE   FIVE-YEAR EMPLOYMENT HISTORY

William F. Wright  57    Mr. Wright was elected as a director of
                         the Company on May 30, 1996.  For more
                         than five years Mr. Wright has served
                         as the Chairman of the Board and Chief
                         Executive Officer of AMCON Distributing
                         Company, a wholesale distributor
                         headquartered in Omaha, Nebraska.

Malcolm M. Aslin   52    Mr. Aslin was appointed to the Board of
                         Directors on February 11, 1999. He has
                         served as President and Chief Operating
                         Officer of the Company since February
                         10, 1999. From October 1995 until
                         February 10, 1999, Mr. Aslin served as
                         (a) Chairman of the Board of Western
                         National Bank and Unison
                         Bancorporation, Inc. in Lenexa, Kansas
                         and (b) Chairman and Managing Director
                         of CompuNet Engineering, L.L.C., an
                         Overland Park, Kansas computer service
                         business the Company acquired in
                         February 1999.  From May 1994 until May
                         1995 Mr. Aslin served as President of
                         Langley Optical Company, Inc., a
                         wholesale optical laboratory located in
                         Lenexa, Kansas. Prior to purchasing
                         Langley Optical Company, Mr. Aslin
                         spent more than 22 years in various
                         positions with UMB Banks and United
                         Missouri Financial Corporation,
                         including President and Chief Operating
                         Officer of United Missouri Bancshares,
                         Inc. and President of UMB's Kansas City
                         bank, United Missouri Bank of Kansas
                         City, N.A.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED ABOVE.

Information Concerning Directors Continuing in Office

     The following tables set forth information about the directors who are continuing in office for the respective periods and until their successors are elected and qualified.

CLASS II - TERM EXPIRING 2001

                         PRINCIPAL OCCUPATION AND
NAME               AGE   FIVE-YEAR EMPLOYMENT HISTORY

Keith E. Bouchey   49    Mr. Bouchey was elected as a Director
                         of the Company on May 30, 1996. He has
                         served as the Executive Vice President,
                         Chief Financial Officer and Corporate
                         Secretary of the Company since joining
                         the Company in November 1995 until July
                         7, 1999.  He now serves as Executive
                         Vice President - Mergers and
                         Acquisitions and Corporate Secretary.
                         Prior to joining the Company, Mr.
                         Bouchey had been, since August 1977, a
                         principal of GRA, Thompson, White &
                         Company, P.C., a regional bank
                         accounting and consulting firm, where
                         he served on the executive committee
                         and as the managing director of the
                         firm's regulatory services practice.

Allen D.           59    Mr. Peterson was appointed to the Board
Petersen                 of Directors of the Company on July 31,
                         1997. Mr. Petersen previously served in
                         an advisory capacity to the Board of
                         Directors. For more than five years Mr.
                         Petersen has been the Chairman and
                         Chief Executive Officer of American
                         Tool Companies located in Hoffman
                         Estates, Illinois, a suburb of Chicago,
                         Illinois.

CLASS III - TERM EXPIRING 2003

                         PRINCIPAL OCCUPATION AND
NAME               AGE   FIVE-YEAR EMPLOYMENT HISTORY

Michael W.         45    Mr. Gullion has served as Chairman of
Gullion                  the Board of Directors and Chief
                         Executive Officer of the Company since
                         its inception and served as the
                         Company's President until February 10,
                         1999.  Mr. Gullion is the son-in-law of
                         William Wallman.

William Wallman    76    Mr. Wallman has served as a director of
                         the Company since November 1989.  For
                         more than five years Mr. Wallman has
                         been the President and owner of Wallman
                         Chrysler-Plymouth, Inc., a car
                         dealership located in Beatrice,
                         Nebraska. Mr. Wallman is the father-in-law of Mr. Gullion.

William R.         64    Mr. Hagman has served in an advisory
Hagman, Jr.              capacity to the Board of Directors
                         since November 12, 1998.  He currently
                         is a Director and serves as Chairman of
                         the audit committee.  Since September
                         1996 Mr. Hagman has also served as an
                         advisory director of The First State
                         Bank and Trust Company, a wholly-owned
                         subsidiary of the Company.  For more
                         than ten years Mr. Hagman served as a
                         director of City National Bank in
                         Pittsburg, Kansas until September 1996.
                         For more than five years Mr. Hagman has
                         been the President of Hagman Companies,
                         Inc., a wholesale distribution business
                         located in Pittsburg, Kansas.  Mr.
                         Hagman is presently involved in
                         managing investments for his company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors during 1999 consisted of an Audit Committee, Compensation Committee and
Nominating Committee.

     The Audit Committee consists of Messrs. Hagman and Wallman.
The Audit Committee annually makes recommendations to the Board of Directors regarding the appointment of independent auditors of the Company and reviews the results and scope of audits.

     The Compensation Committee consists of Messrs. Petersen and
Wright. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company.

     The Nominating Committee consists of Messrs. Bouchey, Gullion and Wright. The Nominating Committee nominates persons as candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider stockholder nominees to the Board of Directors. Stockholders may nominate persons to serve on the Board of Directors by following the procedures set forth in the Company's Amended and Restated Bylaws. The Company has entered into employment agreements with Messrs. Gullion, Aslin and Bouchey requiring the Nominating Committee to renominate them to the Board of Directors throughout the term of their employment agreements.

     During the 1999 fiscal year, the Board of Directors met four times, the Audit Committee met three times, the Compensation Committee met one time and the Nominating Committee met one time. Each of the directors attended at least seventy-five percent of the meetings of the Board of Directors. Each of the members of the committees of the Board of Directors attended at least seventy-five percent of the meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company in 1999 received $8,000 annually, $1,000 per meeting attended, $500 per telephonic meeting and options to purchase 2,500 shares of the Company's Common Stock at an exercise price of $13.25 per share for serving on the Board of Directors. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Employees of the Company receive no additional compensation for serving as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is composed of two independent non-employee directors. The Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to executives of the Company.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are designed to provide executives with a competitive base salary and with incentives linked to the performance of the Company and the individual. The Committee previously engaged the services of an independent compensation consultant to assist it and has developed the following guidelines for establishing executive compensation:

     COMPETITIVENESS: Base salaries for executives should be reasonably commensurate with those paid by comparable companies.

     ENTREPRENEURIALISM: Each executive will have the opportunity to earn total annual compensation, including bonuses, at approximately the 75th percentile of comparable companies.

     LONG-TERM INCENTIVES: In order to create a sense of executive ownership in and commitment to the Company, the Committee has adopted a stock option plan that provides executives stock options.

The Committee selects comparable companies for purposes of determining competitive compensation levels based upon their size, industry and other factors the Committee considers appropriate. These companies may or may not be included in computing the indices used to prepare the common stock performance graph on page 11 of this proxy statement.

ANNUAL COMPENSATION

     Total annual cash compensation for executive officers of the Company consists of a base salary and a potential annual cash bonus based upon a target incentive opportunity established each year by the Committee.

     The Committee approves the base salary of each executive officer on a subjective basis at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive bonus plan payments for 1999, the Committee considered, among other matters, the Company's performance during 1999 and the compensation of similar level executives employed by comparable companies for which information was available, although the Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Committee.

     The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each such executive has responsibility as well as for Company wide performance. Under the incentive bonus plan, each executive has a target bonus percentage with an opportunity to earn up to a maximum amount approved by the Committee. The target and maximum incentive bonus opportunity is stated as a percentage of base salary. The percentage increases relative to the executive's level of responsibility within the Company. The Committee believes that this structure is appropriate given that an executive's ability to affect the overall performance of the Company increases with the level of responsibility. For executives other than the Chief Executive Officer, the executive's target incentive bonus ranges from 10% to 20% of base salary, depending upon the executive's level.

     In February of 1999, the Committee set Mr. Gullion's base salary at $250,000. His 1999 compensation also included $150,000 (60% of his base salary) in payments earned under the Company's incentive bonus plan. Mr. Gullion received the maximum incentive available under the incentive bonus plan for 1999, based largely upon the Company's success during the year as measured by favorable growth in the Company's assets, favorable improvement in the return on the Company's assets and equity and acquisitions made during the year. For 2000, Mr. Gullion's base salary will remain $250,000, and his target incentive bonus opportunity will also remain at 60% of his base salary.

LONG-TERM INCENTIVE COMPENSATION

     The Board of Directors and the Company believe that stock options create a mutuality of interests between the Company's executive officers and stockholders. The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the Company's 1996 Equity Compensation Plan. The 1996 Equity Compensation Plan provides option recipients the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers generally have exercise prices equal to the fair market value of the Common Stock on the date of the option grant. The number of options awarded to each executive was determined by reference to the group of comparable companies described above.

COMMITTEE MEMBERS

Allen D. Petersen
William F. Wright

                     EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief
Executive Officer and all other executive officers of the Company whose compensation exceeded $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                    Annual Compensation      Long Term Compensation Awards

Name and                                         Securities     All Other
Principal                                        Underlying     Compensation($)
Position       Year    Salary       Bonus($)(1)  Options (#)
Michael W.     1999    $250,000     $150,000     35,000         $15,568 <F3><F6>
Gullion        1998    $250,000     $150,000     70,000 <F2>    $13,687 <F3>
 Chief         1997    $241,000     $112,500     70,000 <F2>    $16,809 <F3>
 Executive
 Officer

Keith E.       1999    $156,000           $0      2,500          $9,159 <F5><F6>
Bouchey        1998    $156,000           $0     25,000 <F4>     $7,162 <F5>
 Executive     1997    $156,000      $31,000     25,000 <F4>     $7,841 <F5>
 Vice
 President -
 Mergers &
Acquisitions
and Corporate
Secretary

Malcolm M.     1999    $118,750           $0      2,500          $8,537 <F6><F7><F8>
Aslin <F9>
President and
Chief
Operating
Officer

Joseph F.      1999     $96,576           $0      2,500          $9,051 <F6><F7><F8>
Smith <F9>
Executive Vice
President and
Chief
Technology
Officer
____________________

<F1> Represents amounts earned in fiscal year.  Actual cash
     payment is made in the following fiscal year.

<F2> Original grants for 35,000 shares were adjusted following a
     100% stock dividend in the form of 2-for-1 stock split on May 18, 1998 to prevent diminution or dilution of the awards as provided in the 1996 Equity Compensation Plan. As a result, shares covered by outstanding option awards were multiplied by two and the per share exercise prices of outstanding option awards were divided by two.

(3)  Includes contributions to the Company's Employee Stock
     Ownership Plan, matching contributions under the Company's
     Employees' 401(k) Plan, personal use of Company-owned automobile, and country club membership dues.

(4) Original grants for 12,500 shares were adjusted following a 100% stock dividend in the form of 2-for-1 stock split to prevent diminution or dilution of the awards as provided in the 1996 Equity Compensation Plan. As a result, shares covered by outstanding option awards were multiplied by two and the per share exercise prices of outstanding option awards were divided by two.

(5)  Consists of contributions to the Company's Employee Stock
     Ownership Plan, matching contributions under the Company's
     Employees' 401(k) Plan and country club membership dues.

(6) Includes imputed income for group term life insurance in excess of $50,000.

(7)  Includes personal use of Company-owned automobile.

(8)  Includes country club membership dues.

(9) Mr. Aslin and Mr. Smith became employees of the Company in 1999.

OPTIONS GRANTED AND OPTIONS EXERCISED IN LAST FISCAL YEAR

     The following tables set forth certain information concerning options granted during the fiscal year ended December
31, 1999 to the Executive Officers named in the Summary
Compensation Table and the number and value of the unexercised options held by such persons on December 31, 1999:

                            OPTION GRANTS IN LAST FISCAL YEAR


                                                                                 Potential Realized Value
                    Number of                                                      As Assumed Annual
                    Securities    Percent of Total                                 Rates of Stock Price
                    Underlying    Options Granted   Exercise or                       Appreciation
                    Options       to Employees in   Base Price    Expiration        For Option Term
      Name          Granted (#)   Fiscal Year       ($/Share)     Date
                                                                                 5%           10%
Michael W. Gullion  35,000        7.30%             $13.25        2/11/2009      $291,650     $739,098
Keith E. Bouchey     2,500          .5%             $13.25        2/11/2009       $20,832      $52,792
Malcolm M. Aslin     2,500          .5%             $13.25        2/11/2009       $20,832      $52,792
Joseph F. Smith      2,500          .5%             $13.25        2/11/2009       $20,832      $52,792

OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

                                                   Number of         Value of
                                                   Underlying        Unexercised In-
                        SHARES                     Unexercised       the-Money
                        ACQUIRED                   Options at Fiscal Options AT
                        OF                         YEAR-END (#)      FISCAL YEAR-END ($)(1)
                        EXERCISE    VALUE          Exercisable/      Exercisable/
NAME                    (#)         RECEIVED ($)   UNEXERCISABLE     UNEXERCISABLE

Michael E. Gullion      0           0              77,000/98,000     $693,000/882,000
Keith E. Bouchey        0           0              25,500/27,000     $229,500/243,000
Malcolm M. Aslin        0           0                 500/2000         $4,500/18,000
Joseph F. Smith         0           0                 500/2000         $4,500/18,000
______________________

<F1> These values were calculated based on the difference between the exercise price and an assumed common stock value of $9.00, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 1999.

EMPLOYMENT CONTRACTS

     Messrs. Gullion and Bouchey. Messrs. Gullion and Bouchey (the "Executives") have entered into employment agreements with the Company (each an "Agreement"). The terms of the Agreements are three years (automatically renewed on each anniversary date of the Agreements unless either party gives notice of its intention not to renew) and provide that Mr. Gullion will be the Chairman, Chief Executive Officer and Mr. Bouchey will be Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Throughout the employment period, each of the Executives will be nominated by the Board of Directors for directorships and the base compensation of the Executives and their opportunity to earn incentive compensation will be at least as great as in existence prior to the effectiveness of the Agreements. An Executive may be terminated for "cause" only (as defined in the Agreement). An Executive may terminate the Agreement for "good reason", which is defined as a material breach of the Agreement by the Company. The death or disability of an Executive automatically terminates the Agreement.

     If the Company terminates an Agreement for cause or an Executive terminates without good reason, neither the Company nor the Executive has any further obligations to the other. If the Company terminates an Executive without cause (as defined in the Agreement), an Executive terminates for good reason (as defined in the Agreement), or a Change in Control (as defined below) of the Company occurs, the Company is obligated to pay the Executive three times the present value of the Executive's long and short-term compensation in place immediately prior to the termination or Change in Control, provided that such benefits cannot exceed an amount that would be subject to federal excise taxes.

     A Change in Control of the Company will be deemed to occur upon (a) the hostile replacement of at least the majority of the Board of Directors, (b) a person acquiring 25% or more of the shares or voting power of the stock of the Company, provided such person is not an existing director or Executive or relative of such a person or does not acquire such shares or voting rights pursuant to an agreement to which the Executive is a party, or as a result of the acquisition does not become the largest stockholder of the Company, (c) a merger or sale of substantially all of the assets of the Company or (d) the occurrence of any other event the Board of Directors determines to be a Change in Control.

     Messrs. Aslin and Smith. Mr. Aslin (an "Executive") has entered into an employment agreement with the Company (an "Agreement"). Mr. Smith (an "Executive") has entered into an employment agreement with CompuNet Engineering, Inc. ("CompuNet"), a wholly owned subsidiary of the Company (an "Agreement"). The terms of the Agreements are until December 31, 2001 (which may be extended by mutual agreement) and provide that Mr. Aslin will serve as the President of the Company and Mr. Smith will serve as the President of CompuNet. Throughout the employment period, Mr. Smith shall also serve as the chief technology officer of the Company. An Executive may be terminated for "cause" (as defined in the Agreement). An Executive or his employer may also terminate the Agreement with 30 days written notice without cause.

     If an Executive or his employer terminates an Agreement with 30 days written notice, neither the employer nor the Executive has any further obligation to the other. If a Change in Control (as defined below) of the Executive's employer occurs during the term of an Agreement, the Executive's employer is obligated to pay the Executive the present value (discounted at a rate of 6%) of the Executive's base salary due until December 31, 2001, provided that such amount cannot exceed an amount that would be subject to federal excise taxes.

     A Change of Control of an Executive's employer will be deemed to occur upon (a) the hostile replacement of at least the majority of the Board of Directors of the Executive's employer or
(b) the approval of a plan of liquidation, dissolution or sale of all or substantially all the assets of an Executive's employer.

CERTAIN RELATED TRANSACTIONS

     Certain of the officers, directors and principal stockholders of the Company and its subsidiary banks, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Company's banks and it is anticipated such parties will continue to be customers of the banks in the future. Credit transactions with these parties are subject to review by each bank's Board of Directors. All outstanding loans and extensions of credit by the banks to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not and do not involve more than the normal risk of collectibility or present other features unfavorable to the banks. The aggregate balance of loans and advances under existing lines of credit to these parties was $14.4 million and $9.1 million at December 31, 1999 and 1998, respectively.

COMMON STOCK PERFORMANCE

     The graph set forth below is based upon information provided by SNL Securities L.C. and compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since November 19, 1996 (the date the Company completed its initial public offering of Common Stock) against the cumulative return of the NASDAQ Stock (U.S.), the SNL $250 - $500 Million Bank Index, the SNL $1 Billion - $5 Billion Bank Asset- Size Index and the SNL All Bank and Thrift Index covering the same time period. As a result of the growth of the Company in 1999 the SNL $1 Billion - $5 Billion Bank Asset-Size Index was added to the performance graph this year to provide a more accurate comparison to the Company's peers. The graph is based on $100 invested on November 19, 1996 in the Company's Common Stock, the NASDAQ Stock (U.S.), the SNL $250 - $500 Million Bank Index, the SNL $1 Billion - $5 Billion Bank Asset Size Index and the SNL All Bank and Thrift Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

                   GOLD BANC CORPORATION, INC.

                             [GRAPH]

                                PERIOD ENDING
INDEX                          11/19/96   12/31/96   12/31/97 12/31/98  12/31/99
Gold Banc Corporation, Inc.      100.00     101.48     298.71  365.50    215.31
NASDAQ - Total US*               100.00     102.53     125.64  177.04    319.84
SNL All Bank & Thrift Index      100.00     100.50     154.28  163.76    156.67
SNL $250M-$500M Bank Index       100.00     103.71     179.37  160.63    149.44
SNL $1B-$5B Bank Index           100.00     106.49     177.59  177.18    162.84

SNL SECURITIES LC                                                (804) 977-1600
Copyright 2000

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has recommended KPMG LLP for reappointment as the independent auditors for the Company. KPMG LLP has been the independent auditor for the Company since 1996. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to stockholder approval, the Board of Directors has appointed this firm as the Company's independent auditors for the year 2000.

     Representatives of KPMG LLP are expected to attend the 2000
Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

     Ratification of the appointment of KPMG LLP as the Company's independent auditors for the year 2000 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will have the same effect as votes against the proposal. In the event stockholders do not ratify the appointment of KPMG LLP, the Audit Committee and the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
AUDITORS.

                 APPROVAL OF INCREASE IN NUMBER
       OF SHARES HELD BY THE 1996 EQUITY COMPENSATION PLAN

     The stockholders are being asked to approve an amendment to the Company's 1996 Equity Compensation Plan (the "Plan"), which will increase the aggregate number of shares of common stock of the Company available for grants of stock options or other awards under the Plan by 2.0 million to a total of 2.5 million shares. The amendment was adopted by the Board on February 22, 2000, subject to the approval of the Company's stockholders. As of February 28, 2000, none of the 500,000 shares originally available under the Plan remained available for future awards.

     The proposed amendment will make 2.0 million additional shares available in order to continue to implement the goals of the Plan. The Board believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board believes that the long-term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of Company performance and the creation of stockholder value. Such awards will enable the Company to attract and retain key employees and enable such persons to acquire or increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. The Board believes that the Committee should be given as much flexibility as possible to provide for incentive awards contingent on performance.

     The following is a brief description of the material features of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10(c) to the Company's registration statement on Form SB2, which was filed on September 23, 1996, and can be accessed through the SEC's website (www.sec.gov). The Plan also can be obtained upon written or oral request to: Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211,
Attention: Corporate Secretary (Telephone: (913) 451-8050).

PLAN PURPOSES AND ADMINISTRATION

     PURPOSES. The purpose of the plan is to attract, motivate, and retain our employees, employees of our affiliates and our consultants who provide significant services to us and our affiliates; and to further our growth and financial success by aligning the interests of the plan's participants through the ownership of our stock, with the interests of our other stockholders. The plan is administered by Committee which, subject to the express provisions of the Plan, selects eligible persons to receive grants of stock options and determines all of the terms and conditions of each option. The Committee also establishes rules and regulations for administering the Plan and decides questions of interpretation or application of any such rules or any provision of the Plan.

     ELIGIBILITY. All directors, officers, other employees of ours and our affiliates and consultants who provide significant services to us or to our affiliates may be granted awards under the Plan.

     AWARDS. Under the Plan, the Committee may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights ("SARs"), restricted stock, performance shares and performance unit awards. All awards are evidenced by a written award agreement containing such provisions as the Committee approves.

     The Committee determines the specific conditions to the exercisability of an option to purchase shares of common stock. In general, an employee may exercise an option by giving us written notice specifying the number of whole shares of common stock to be purchased and providing payment for those shares. The exercise price of an option will not be less than 100% of the fair market value of the relevant shares of common stock on the date the option was granted, and you may pay the exercise price in cash, by delivery of previously owned shares of common stock or, to the extent set forth in award agreement relating to the option, or by canceling remaining options. No certificate representing common stock will be delivered until the full purchase price and any tax withholding have been paid.

     The Committee determines the specific vesting schedule for each option and will set forth such vesting schedule in the option agreement. Whether options granted under the Plan are subject to a vesting schedule and, if so, the rate at which they vest is determined by the Committee in its sole discretion and such terms do not have to be identical for all options granted pursuant to the Plan.

     EFFECTIVE DATE AND TERMINATION. The original Plan became effective as of May 30, 1996, the date our Board of Directors originally approved the Plan. Our stockholders also originally approved the Plan on May 30, 1996. On February 22, 2000, our Board of Directors approved an amendment and restatement of the Plan in order to make certain modifications to the Plan (see below) and increase the number of shares of stock that would be available under the Plan for issuance pursuant to stock options.

     The Plan will terminate when the Board of Directors acts to terminate the Plan. Termination of the Plan will not affect the terms or conditions of any option granted prior to termination. However, without stockholder approval the committee may not grant incentive stock options after May 30, 2006.

     AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any Nasdaq or stock exchange rules. No amendment may impair a stockholder's right as a holder of an outstanding stock option without such stockholder's consent.

     AVAILABLE SHARES AND ANTI-DILUTION. The Plan originally authorized the issuance of up to 500,000 shares of our common stock, reduced by the aggregate number of shares that become subject to outstanding awards issued under the Plan. Effective
February 22, 2000, the Board of Directors approved, subject to shareholder approval, an additional 150,000 shares of our common stock to become available for grants of non-qualified stock options and incentive stock options. Upon the receipt of shareholder approval, the Board of Directors plans to approve 1,850,000 additional shares for grants of non-qualified stock options and incentive stock options. However, to the extent that shares of common stock subject to outstanding awards are not issued or delivered by reason of the expiration, termination, cancellation, lapse or settlement in cash of such option or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price of an option, or to satisfy all or a portion of the tax withholding obligations relating to an option, then such shares will again be available under the Plan.

     In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, liquidation, combination or other similar change or event, the number of shares of common stock available under the Plan and the number of shares of common stock subject to each outstanding award may be appropriately adjusted by the Committee in its discretion to prevent the dilution or diminution of such award.

     TAX WITHHOLDING, TRANSFER RESTRICTIONS AND LIMITATIONS ON RESALES. We may require the an award holder to pay, prior to the issuance or delivery of any shares of our common stock or the payment of any cash pursuant to an award, any Federal, state, local or other taxes, including any Social Security tax obligation, required to be withheld or paid. The specific method for satisfying any tax obligation will be set forth in the award agreement.

     Unless the Committee determines otherwise, awards are not transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the committee. Except for permitted transfers, if an award holder attempts to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of his or her award, such award and all of the rights thereunder will immediately become null and void.

     Subject to the discretion of the Committee, an optionee may be permitted at any time after an option is granted and before such option is fully exercised to transfer any portion of an option that is then eligible for exercise, for no consideration, to a member or members of the optionee's immediate family. For this purpose, immediate family means the optionee's parents, spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

     Under the federal securities laws, directors, officers and other persons who are deemed to be our "affiliates" within the meaning of Rule 405 under the Securities Act may only resell shares of our common stock, including shares acquired under the Plan, pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act or an appropriate exemption from registration. For this purpose, an "affiliate" of ours is any person who controls, is controlled by or is under common control with us.

     In addition, the restrictions imposed by Section 16 of the Exchange Act upon our executive officers or directors apply to options granted under the Plan. In general, any grant under the Plan to an executive officer or director will be exempt from the short-swing liability (but not the reporting) provisions of
Section 16. Sales of our common stock by our executive officers and directors, however, will be subject to both the short-swing liability and reporting provisions of Section 16. Also, our executive officers and directors must comply with our insider trading compliance policy and should consult with our compliance officer prior to engaging in any transaction in our common stock.

     CHANGE IN CONTROL. Unless the stock option agreement provides otherwise, in the event we undergo a change in control all outstanding options under the Plan that are not then exercisable or are subject to restrictions will become immediately exercisable and all restrictions will be removed.

     TERMINATION OF EMPLOYMENT. In the event an optionee terminates employment or service by reason of retirement on or after age 65 or pursuant to any early retirement program instituted by us, then each non-qualified stock option will be fully exercisable, to the extent exercisable on the date of termination, for a period of three years (or such other period determined by the committee) after such termination, but no later than the expiration of such option, and each incentive stock option will be fully exercisable, to the extent exercisable on the date of termination, for a period of three months after such termination, but no later than the expiration of the incentive stock option.

     In the event an optionee terminates employment or service by reason of death or disability ("disability" being used to refer to permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code) in the case of clause two below), then each non-qualified stock option will be exercisable, to the extent exercisable on the date of termination, for a period of three years (or such other period determined by the committee) after such termination, but no later than the expiration of such option, and each incentive stock option will be exercisable to the extent exercisable on the date of termination by reason of disability, for a period of one year after such termination, but no later than the expiration of such incentive stock option.

     In the event an optionee terminates employment or service for any other reason, then each non-qualified stock option will be exercisable to the extent exercisable on the date of termination, for a period of one year (or such other period determined by the Committee) after such termination, but no later than the expiration of such option and each incentive stock option will become fully exercisable, to the extent exercisable on the date of termination, for a period of three months after such termination, but no later than the expiration of the incentive stock option.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the federal income tax consequences of transactions involving stock options under the Plan based on the Code. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize taxable income with respect to the grant or exercise of an incentive stock option. If shares of our common stock are issued to an optionee pursuant to the exercise of an incentive stock option, and if no disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of our common stock to such optionee, then (1) upon the sale of such shares of common stock, any amount realized in excess of the option price will be taxable to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to us for federal income tax purposes.

          If the shares of our common stock acquired by an optionee upon such optionee's exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (1) such optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at exercise (or, if less, the amount on the disposition of such shares of common stock) over the exercise price you paid for such shares of common stock, and (2) we will be entitled to deduct for federal income tax purposes the amount included as ordinary income by such optionee, subject to applicable income tax withholding requirements and the limitations imposed by the Code on the deduction of such amounts. Any further gain (or loss) realized by such optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be.

          Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, an optionee's exercise of the option will generally be taxed as the exercise of a non-qualified stock option.

          We will not generally be entitled to a deduction with respect to the grant or exercise of an incentive stock option or with respect to the sale of stock received pursuant to such exercise except, as explained above, in connection with certain dispositions of stock received pursuant to the exercise of an incentive stock option prior to the expiration of one year from the date of exercise or two years from the date of grant, and except for certain exercises more than three months after termination of employment.

          The exercise of an incentive stock option may give rise to an increase in alternative minimum taxable income that could result in alternative minimum tax liability for an optionee, unless such optionee engages, within the same year of exercise, in a disqualifying disposition of the shares of common stock received upon such optionee's exercise. In substance, a taxpayer is required to pay the higher of his or her alternative minimum tax liability or his or her "regular" income tax liability. As a result, a taxpayer has to determine his or her potential liability under the alternative minimum tax.

          NON-QUALIFIED OPTIONS. Except as noted below for corporate insiders, with respect to non-qualified options: (1) you will not recognize any income at the time the option is granted; (2) generally, at exercise, you will recognize ordinary income in an amount equal to the difference between the option price you paid for the shares and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) upon sale of the shares acquired, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long you have held the shares of common stock.

          If you are a corporate insider you will generally will be taxed immediately upon the exercise of a non-qualified option, provided at least six months have elapsed from the date of option grant to the date of exercise, and, in general, the tax rules discussed above with respect to non-qualified options will apply to insiders as well as non-insiders. However, insiders are subject to special rules with respect to options exercised within six months from the date of grant and with respect to options which are exercised at a time when the exercise price exceeds the fair market value of the stock (i.e., "out-of-the-money options").

          The employer is generally entitled to an income tax deduction with respect to the exercise of a non-qualified stock option equal to the amount included as ordinary income by the optionee at the time such amount is included in the optionee's income, subject to applicable income tax withholding requirements and the limitations imposed by the Code upon the deduction of such amounts.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED
AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and shareholders holding more than ten percent of the outstanding stock of the Company are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Company. The Securities and Exchange Commission has established specific time deadlines for the 16(a) filing requirements. To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended December 31, 1999.

                         OTHER BUSINESS

     As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                  PROPOSALS OF SECURITY HOLDERS

     A stockholder proposal may be considered at the Company's 2001 Annual Meeting of Stockholders only if it meets the following requirements set forth in the Company's Amended and Restated Bylaws. First, the stockholder making the proposal must be a stockholder of record on the record date for such meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company's Corporate Secretary. The Corporate Secretary must receive such notice no later than December 26, 2000.

     The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company's stock that are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Company for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Company; and (f) if so requested by the Company, all other information that would be required to be filed with the Securities and Exchange Commission (the "SEC") if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding satisfaction of the above, the proposed business may be deemed not properly before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted from the proxy materials for the meeting.

     For stockholder proposals to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders, the Secretary of the Company must receive such proposals no later than December 26, 2000.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY'S 1999 ANNUAL REPORT INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999. UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE COMPANY AT 11301 NALL AVENUE, LEAWOOD, KANSAS 66211, BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS 1999 ANNUAL REPORT ON FORM 10-K, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING SAME.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Keith E.  Bouchey

                              KEITH E.  BOUCHEY
                              Corporate Secretary

Dated:  April 3, 2000
Leawood, Kansas

PROXY                                                     PROXY

                   GOLD BANC CORPORATION, INC.
   This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Michael W. Gullion and Malcolm M. Aslin and any one of them as a Proxy or Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2000, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE.



        (Continued and to be signed on the reverse side)

    ---------------------------------------------------------

                   Please date, sign and mail
              your proxy card as soon as possible!

                 Annual Meeting of Stockholders
                   GOLD BANC CORPORATION, INC.

                         April 26, 2000




             Please Detach and Mail in the Envelope
                            Provided

    ---------------------------------------------------------

 X   Please mark your
     votes as in this
     example.

                    FOR   WITHHOLD
1.   ELECTION OF     ___     ___     Nominees: Malcolm M. Aslin
     DIRECTORS.     /__/    /__/               William F. Wright

FOR ALL (Except Nominee(s) written
below)
 __
/__/ _______________

                              FOR       AGAINST      ABSTAIN
2.   Ratification of the       ___         ___          ___
     selection of KPMG LLP    /__/        /__/         /__/
     as the Company's
     accountants

3.   To increase the number    ___         ___          ___
     of shares held by the    /__/        /__/         /__/
     1996 Equity
     Compensation Plan.

4.   In their discretion,
     the Proxy is authorized
     to vote upon such other
     business as may properly
     come before the meeting
     and all matters incident
     to the conduct of the
     meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR
THE SELECTION OF KPMG LLP AS THE COMPANY'S
ACCOUNTANTS, AND FOR THE INCREASE IN THE NUMBER OF
SHARES HELD BY THE 1996 EQUITY COMPENSATION PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.



Signature(s)_____________  _________________ Dated: ______, 2000
                            Signature if
                            held jointly

NOTE: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.